Exhibit 99.3 Reconciliation of Adjusted income from continuing operations

(Dollar amounts in millions, except per share amounts)	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net income	162.7	90.9	94.5
Add (deduct):
Loss from discontinued operations	0.2	4.0	—
Gain on sale or impairment of long-lived assets, net	—	(0.6)	(3.1)
Other operating credits and charges, net	(4.5)	(0.4)	2.0
Reported tax provision	51.2	29.7	36.0
Normalized tax provision at 25% for 2018 and 35% for 2017	(52.4)	(30.9)	(45.3)
Adjusted income from continuing operations	$157.2	$92.7	$84.1
Diluted shares outstanding	146.2	146.7	146.2
Adjusted income from continuing operations per diluted share	$1.08	$0.63	$0.58

(Dollar amounts in millions, except per share amounts)	Six Months Ended
	June 30, 2018	June 30, 2017
Net income	253.6	149.5
Add (deduct):
Loss from discontinued operations	4.2	—
Gain on sale or impairment of long-lived assets, net	(0.6)	(2.5)
Other operating credits and charges, net	(4.9)	5.4
Reported tax provision	80.9	51.5
Normalized tax provision at 25% for 2018 and 35% for 2017	(83.3)	(71.4)
Adjusted income from continuing operations	$249.9	$132.5
Diluted shares outstanding	146.4	146.0
Adjusted income from continuing operations per diluted share	$1.71	$0.91